Exhibit 99.1

Clayton Holdings Reports Results for First Quarter of 2008

SHELTON, CONN.   May 12, 2008—Clayton Holdings, Inc. (NASDAQ:CLAY), a leading provider of information-based analytics, consulting and outsourced services for capital markets firms, lending institutions, fixed income investors and loan servicers, today announced a loss from continuing operations of $6.6 million on revenues of $19.1 million for the first quarter ended March 31, 2008.

Key Financial Highlights (unaudited, amounts in millions, except per share data):

			Percent
			Increase
Quarter Ended March 31,	2008	2007	(Decrease)

Revenue	$19.1	$53.4	(64.2)%
Gross Profit	8.5	19.6	(56.8)%
(Loss) Income from Continuing Operations	(6.6)	1.6	n/a
Net Loss	(6.6)	(2.3)	n/a

(Loss) Earnings Per Share - Diluted
Continuing Operations	$(0.31)	$0.08	n/a
Discontinued Operations	—	(0.19)	(100.0)%
Total	$(0.31)	$(0.11)	n/a

Adjusted Net (Loss) Income - Continuing Operations (non-GAAP)*	$(5.4)	$3.2	n/a
Adjusted (Loss) Earnings Per Share - Continuing Operations (non-GAAP)*	$(0.25)	$0.15	n/a

Diluted Shares Outstanding	21.0	21.6	(2.7)%

Gross Profit Margin - Continuing Operations	44.3%	36.8%	20.4%

*Adjusted net (loss) income from continuing operations excludes the following items, net of tax: acquisition-related amortization, loss on extinguishment of debt and merger-related expenses.  For a reconciliation of net (loss) income from continuing operations to adjusted net (loss) income from continuing operations, please refer to the tables on the following pages.

Due to the merger agreement noted below, management will not be holding a conference call to discuss this earnings release.  The Company anticipates filing its quarterly report on Form 10-Q after the market closes today.

Other Highlights:

•            As previously announced on April 14, 2008, we have agreed to be purchased by an affiliate of a fund managed by Greenfield Partners, LLC, a private equity firm, who will acquire all of the outstanding common shares of Clayton Holdings, Inc. for $6.00 per share.

•            As of March 31, 2008, Clayton Surveillance was monitoring approximately $434 billion in assets primarily for investment banks and institutional investors in mortgage-backed securities.  Revenues from our Surveillance business were $10.1 million in the quarter.

•            Gross margin from continuing operations was 44.3% for the three months ended March 31, 2008, as compared to 36.8% in the first quarter of 2007. This was the result of a shift in the business mix to higher margin product offerings and the implementation of operating efficiencies.

•            As previously announced, on February 21, 2008, Clayton executed an amendment to its debt facility, including the waiver of certain financial covenants until March 31, 2009.  In connection with the amendment, $25 million of debt was prepaid.

About Clayton Holdings, Inc.

Clayton Holdings, Inc., headquartered in Shelton, Connecticut, is an information and analytics company serving leading capital markets firms, lending institutions, fixed income investors and loan servicers with a full suite of information-based analytics, specialty consulting and outsourced services.  Clayton’s services include due diligence analytics, conduit support services, professional staffing, compliance products and services, credit risk management and surveillance and specialized loan servicing services.  Additional information is available at www.clayton.com.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Clayton can give no assurance that expectations will be attained.  Factors that could cause actual results to differ materially from Clayton’s expectations include, but are not limited to, adverse changes in the mortgage-backed securities market, the mortgage lending industry or the housing market; the level of competition for Clayton’s services; the loss of one or more of Clayton’s largest clients; Clayton’s ability to maintain its professional reputation; management’s ability to execute Clayton’s business strategy; Clayton’s ability to recruit and retain additional qualified independent loan review specialists; and other risks detailed in Clayton’s Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission and other reports filed with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  Clayton expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Clayton’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures.  For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the

United States.  Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-GAAP) financial measures to the most directly comparable GAAP financial measures.

Adjusted net (loss) income from continuing operations and adjusted (loss) earnings per share from continuing operations are discussed in this press release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results.  Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making.  Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this release.

Clayton is providing its current quarter GAAP results as well as financial results that have been adjusted for the impact of acquisition-related amortization, loss from extinguishment of debt, merger-related expenses and discontinued operations.  The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between reporting periods that are not influenced by certain non-cash or non-recurring items and are, therefore, useful to investors in helping them to better understand the Company’s operating results.

CONTACT:

Rick Herbst

Chief Financial Officer

(203) 926-5600

CLAYTON HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)

ASSETS

Current assets:
Cash and cah equivalents	$14,447	$40,199
Accounts receivable, net	8,046	12,018
Unbilled receivables	3,443	4,457
Prepaid expenses and other current assets	4,714	2,417
Prepaid income taxes	6,009	6,131
Deferred tax assets	254	642
Total current assets	36,913	65,864

Property and equipment, net	11,341	12,926
Goodwill	35,836	34,595
Intangible assets, net	12,780	13,235
Other assets, net	1,885	3,581
Total assets	$98,755	$130,201

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Long term debt and capital lease obligations, current portion	$5,364	$25,423
Accounts payable and accrued expenses	13,413	13,570
Total current liabilities	18,777	38,993

Long term debt and capital lease obligations, net of current portion	18,723	23,900
Deferred tax liabilities	611	661
Deferred revenue	185	223
Deferred rent	1,371	1,506
Other long-term liabilities	2,651	2,551
Total liabilities	42,318	67,834

Commitments and contingencies
Stockholders’ equity:
Common stock	222	221
Additional paid-in capital	145,599	144,948
Accumulated deficit	(89,355)	(82,773)
Accumulated other comprehensive loss	(29)	(29)
Total stockholders’ equity	56,437	62,367
Total liabilities and stockholders’ equity	$98,755	$130,201

CLAYTON HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2008	2007

Revenue	$19,115	$53,352

Cost of services:
Compensation expense	9,780	25,720
Travel and related expenses	485	5,544
Other direct costs	387	2,477
Total cost of services	10,652	33,741

Gross profit	8,463	19,611

Operating expenses:
Salaries and benefits	5,343	5,671
Other selling, general and administrative expenses	5,367	5,433
Depreciation and amortization	2,490	2,055
Amortization of intangibles	455	2,498
Merger-related expenses	910	—
Total operating expenses	14,565	15,657

(Loss) income from operations	(6,102)	3,954

Interest expense, net	448	1,192
Loss from extinguishment of debt	641	45
Other income	(41)	—

(Loss) income from continuing operations before income taxes	(7,150)	2,717
Income tax (benefit) expense	(567)	1,087

(Loss) income from continuing operations	(6,583)	1,630

Loss from discontinued operations, net of tax of $588	—	(968)
Loss on disposal, net of tax of $1,791	—	(2,945)

Net loss	$(6,583)	$(2,283)

Basic and diluted (loss) income per share:
Continuing operations	$(0.31)	$0.08
Discontinued operations	—	(0.19)

Total	$(0.31)	$(0.11)

Weighted average number of shares of common stock outstanding:
Basic	21,043	20,795
Diluted	21,043	21,618

Reconciliation of non-GAAP measures:

Net (loss) income from continuing operations as reported	$(6,583)	$1,630
Add amortization of intangibles (1)	382	2,498
Add merger-related expenses (2)	910
Add loss on extinguishment of debt (3)	641	45
Less income tax impact of these adjustments (4)	(709)	(1,018)
Adjusted net (loss) income - continuing operations	$(5,359)	$3,155

Adjusted (loss) earnings per share - continuing operations:
Basic	$(0.25)	$0.15
Diluted	$(0.25)	$0.15

Weighted average number of shares of common stock outstanding:
Basic	21,043	20,795
Diluted	21,043	21,618

(1)  amount represents amortization expense associated with intangible assets as a result of assets acquired in certain business acquisitions, including amounts primarily related to acquired customer relationships, technology, noncompetition agreements and client backlog.

(2)  amount represents expenses incurred in connection with the Company’s planned merger.

(3)  amount represents write-off of deferred financing costs associated with the portion of the term loan that was repaid earlier than scheduled and the reduction in the revolving debt facility.

(4)  amount represents the income tax impact of the amortization expense adjustments referred to in (1) above, the merger-relatedexpenses referred to in (2) above and the loss on extinguishment of debt referred to in (3) above.

Supplementary Data

Domestic Loan Volumes (unaudited)

	Three Months Ended March 31,
			Increase / (Decrease)
	2008	2007	Amount	%
Due Diligence:
Traditional file reviews:
Field	3,100	95,000	(91,900)	(96.7)%
CU	7,200	74,000	(66,800)	(90.3)%
Limited scope reviews	17,200	13,000	4,200	32.3%
	27,500	182,000	(154,500)	(84.9)%
Conduit	100	17,000	(16,900)	(99.4)%
Total	27,600	199,000	(171,400)	(86.1)%

Revenue by Product (unaudited)

	Three Months Ended March 31,
	2008		2007		Increase / (Decrease)
		% of		% of
(in thousands)	Amount	Revenues	Amount	Revenues	Amount	%

Transaction Management:
Field Due Diligence	$644	3.4%	$17,997	33.7%	$(17,353)	(96.4)%
Central Underwriting	1,766	9.2%	10,173	19.1%	(8,407)	(82.6)%
Ancillary Services	—	0.0%	1,268	2.4%	(1,268)	(100.0)%

Sub-total Due Diligence	2,410	12.6%	29,438	55.2%	(27,028)	(91.8)%

Conduit Support Services	77	0.4%	5,240	9.8%	(5,163)	(98.5)%
Professional Staffing Services	1,519	7.9%	3,339	6.2%	(1,820)	(54.5)%
Clayton Euro Risk	2,114	11.1%	—	0.0%	2,114	n/a
Other	1,187	6.2%	1,860	3.5%	(673)	(36.2)%

Sub-total Transaction Management	7,307	38.2%	39,877	74.7%	(32,570)	(81.7)%

Surveillance Services	10,097	52.8%	11,730	22.0%	(1,633)	(13.9)%

Special Servicing	1,711	9.0%	1,745	3.3%	(34)	(1.9)%

Total Clayton	$19,115	100.0%	$53,352	100.0%	$(34,237)	(64.2)%